Exhibit (21)
COOPER TIRE & RUBBER COMPANY
SUBSIDIARIES

Cooper Tire & Rubber Company (Parent) (Delaware)
Alga Investments Company (Georgia)
Cooper International Holding Corporation (Delaware)
Cooper International Rubber, Limited (Jamaica) (Inactive)
Cooper Receivables LLC (Delaware)
Cooper Tire Holding Company (Ohio)
Cooper Tire International Trading Company (Cayman Islands)
Cooper Tire & Rubber International Trading Limited (Cayman Islands)
Branch Office (Singapore)
Cooper Tire & Rubber Company (Barbados) Ltd. (Barbados)
Cooper Tire Asia-Pacific (Shanghai) Trading Company Ltd. (China)
Cooper Tire & Rubber Co. Shanghai Rep Office (China — Branch)
Cooper Tire & Rubber Foundation (Ohio)
Cooper Tire & Vehicle Test Center Inc. (Texas)
Cooper Tyre & Rubber Company UK Limited (England)
Cooper Tire & Rubber Company Deutschland GmbH (Germany)
Cooper Tire & Rubber Company Espana S.L. (Spain)
Cooper Tire & Rubber Company Europe Ltd. (England)
Cooper Tire & Rubber Company International Development Limited (England)
Cooper Tire & Rubber Company France Sarl (France)
Cooper Tire & Rubber Company Italia S.r.l. (Italy) (99% owned)
Cooper Tire & Rubber Company Suisse SA (Switzerland)
CTB (Barbados) Investment Co. Ltd. (Barbados)
Cooper Kenda Global Holding Co. Ltd. (Barbados) (50% owned)
Cooper Kenda Tire (Kunshan) Co. Ltd. (China)
Cooper Kenda Global Investment Co. Ltd. (Barbados) (80% owned)
Cooper (Shanghai) Trading Co. Ltd. (China)
Cooper Tire Investment Holding (Barbados) Ltd. (Barbados)
Cooper Chengshan (Shandong) Passenger Tire Company Ltd. (China) (51% owned)
Cooper Chengshan (Shandong) Tire Company Ltd. (China) (51% owned)
Rongcheng Chengshan Steel Cord Company Ltd. (China) (25% owned)
CTBX Company (Ohio)
CTTG Inc. (Ohio)
Ilpea Equity, LLC (0.6264% owned)
Kumho Tire Co. Inc. (Korea) (10.7% owned)
Master Assurance & Indemnity Ltd. (Bermuda)
Max-Trac Tire Co. Inc. (Ohio)
Mickey Thompson Performance Racing Inc. (Ohio)
Mickey Thompson International, Inc. (Virgin Island) (Inactive)
Nishikawa Rubber Co. Ltd (Japan) (1.43% owned)
Oliver Rubber Company (California)
Admiral Remco Inc. (Ohio)
BFNZ-ORC Limited (New Zealand) (50% owned)
Oliver Rubber Canada Limited (Canada)
RubberNetwork.com LLC (Georgia) (5.56% Owned)